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                                                                EXHIBIT 99.1



              This announcement is neither an offer to sell nor a
            solicitation of an offer to buy any of these Securities.
                   The offer is made only by the Prospectus.

                                  $10,000,000
                         WESTERN RESERVE BANCORP, INC.
                           NO PAR VALUE COMMON STOCK

                                 ______________

                                $20.00 PER SHARE

                                 ______________


      Copies of the Prospectus may be obtained only from the undersigned.

                         WESTERN RESERVE BANCORP, INC.
                          23 Public Square, Suite 220
                               Medina, OH  44256
                                 (330) 764-3131

                , 1998
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